UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

GBank Financial Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-42621

(Commission File Number)

82-3869786

(IRS Employer Identification No.)

9115 W. Russell Rd., Ste. 110 Las Vegas, Nevada	89148
(Address of principal executive offices)	(Zip Code)

(702) 851-4200

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	GBFH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 28, 2025, GBank Financial Holdings Inc. (the “Company”) issued a press release announcing that its shares of common stock have been approved for listing on the Nasdaq Capital Market and are expected to commence trading on April 30, 2025, under the ticker symbol “GBFH.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release, dated April 28, 2025.
104	Cover Page Interactive File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GBANK FINANCIAL HOLDINGS INC.

Date: April 29, 2025	By:	/s/ Ryan Sullivan
	Name:	Ryan Sullivan
	Title:	Chief Executive Officer (principal executive officer)

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